UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

June 15, 2009

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Closing of Securities Purchase Agreement

As previously reported, on May 31, 2009, Jamba, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) to issue and sell (i) 170,000 shares of its Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred”) to affiliates of Mistral Equity Partners at a price of $115 per share, for an aggregate purchase price of $19.55 million, and (ii) 134,348 shares of its Series B-2 Convertible Preferred Stock (the “Series B-2 Preferred” and, together with the Series B-1 Preferred, the “Preferred Stock”) to a company controlled by the Serruya family at a price of $115 per share, for an aggregate purchase price of $15.45 million. On June 16, 2009, the closing of the transactions contemplated by the Purchase Agreement occurred (the “Series B Financing”) and, in accordance with the terms of the Purchase Agreement, the shares of Series B-1 Preferred were issued to (i) Mistral Equity Partners, LP, (ii) Mistral Equity Partners QP, LP and (iii) MEP Co-Invest, LLC (collectively, the “Mistral Equity Investors”), and the shares of Series B-2 Preferred were issued to CanBa Investments, LLC (together with the Mistral Equity Investors, the “Investors”). The issuance of the shares of Preferred Stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder as an issuance to accredited investors not involving a public offering. The shares of Preferred Stock will be convertible at the election of the holders, at any time, into shares of Common Stock at an initial conversion price of $1.15 per share. The conversion price for the Preferred Stock is subject to customary anti-dilution adjustments for stock splits, dividends and the like. A copy of the Purchase Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K previously filed on June 3, 2009.

Filing of Certificate of Designation

In connection with the closing of the transactions contemplated by the Purchase Agreement, the Company, on June 15, 2009, filed with the Secretary of State of Delaware a Certificate of Designation of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (the “Certificate of Designation”) creating the Series B-1 Preferred and the Series B-2 Preferred and providing for the powers, preferences and relative, optional and other special rights of the shares of such Preferred Stock, and the qualifications, limitations or restrictions thereof.

Issuance of Advisor Warrant

On June 16, 2009, in connection with the transactions contemplated by the Purchase Agreement, the Company issued to North Point Advisors LLC (“North Point”) a warrant to purchase 760,870 shares of the Company’s Common Stock (the “Advisor Warrant”). The issuance of the Advisor Warrant was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder as an issuance to an accredited investor not involving a public offering.

Entry into Registration Rights Agreement

On June 16, 2009, as contemplated by the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors and North Point, pursuant to which, among other things, the Company will be obligated to file a registration statement to register the shares of the Company’s Common Stock issuable upon conversion of the Preferred Stock and the exercise of the Advisor Warrant.

Amendment of the Rights Agreement

On June 16, 2009, as contemplated by the Purchase Agreement, the Company entered into an amendment to its Rights Agreement, dated October 8, 2008 (the “Rights Agreement”), that provided for the Investors to be deemed “Grandfathered Persons,” such that the issuance of the shares of Preferred Stock and the issuance of any shares of the Common Stock upon conversion thereof will not trigger the provisions of the Rights Agreement. All other provisions of the Rights Agreement will otherwise remain in effect.

The foregoing summaries are qualified in their entireties by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to the Company’s Form 8-K previously filed on June 3, 2009, and the full texts of the

Certificate of Designation filed hereto as Exhibit 3.1, the Registration Rights Agreement filed hereto as Exhibit 4.1, the form of Advisor Warrant filed hereto as Exhibit 4.2 and Amendment No. 1 to the Rights Agreement filed hereto as Exhibit 4.3.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the entering into of the Purchase Agreement, the Financing Agreement (the “Financing Agreement”) by and among the Company, Jamba Juice Company, the Company’s wholly-owned subsidiary (together with the Company, the “Borrowers”), Victory Park Management, LLC, as agent, and the Lenders as the signatories thereto (the “Lenders”) will be terminated.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in the Company’s Form 8-K filed on September 12, 2008, under the terms of the Financing Agreement, the Lenders purchased $25 million two-year senior secured term notes from the Borrowers (the “Senior Notes”). Under the terms of the Financing Agreement, in the event the Company successfully undertakes an equity financing, the Borrowers agreed to prepay the Senior Notes in an aggregate amount equal to 25% of the cash proceeds from the equity financing within three business days of receipt of the cash proceeds. The consummation of the Series B Financing triggers a financial obligation of the Company to prepay $8.75 million of the Senior Notes. Notwithstanding the foregoing, as required by the Investors under the terms of the Purchase Agreement and by the Lenders in connection with the provision of their consent to the transactions contemplated by the Purchase Agreement, on June 16, 2009, the Company utilized a portion of the proceeds of the Series B Financing to repay the Senior Notes in full.

Additionally, pursuant to the Financing Agreement, on September 11, 2008, the Company issued to the Lenders two million shares of its common stock (the “Lender Shares”) and entered into a Common Stock Put and Call Agreement with the Lenders (the “Put and Call Agreement”). Under the terms of the Put and Call Agreement, the Lenders have a put right requiring the Company to repurchase the Lender Shares at a price of $1.50 per share after the earlier of the first anniversary of the date of the Put and Call Agreement, the payment in full of the Senior Notes or the occurrence of certain events of default under the Financing Agreement. It was a closing condition of the Purchase Agreement that the Company pay in full the Senior Notes, and, as a result, the Lenders had the right upon the consummation of the Series B Financing to exercise their put right pursuant to the Put and Call Agreement. After the consummation of the Series B Financing, the Lenders exercised their put right obligating the Company to repurchase from the Lenders the Lender Shares within a five day period for an aggregate purchase price of $3 million. The Company has authorized payment for the aggregate purchase price out of its restricted cash account on June 19, 2009.

The foregoing summaries are qualified in their entireties by reference to the full text of the Financing Agreement and the Put and Call Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to the Company’s previously filed Form 8-K on September 12, 2008.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by Item 3.02 is included in Item 1.01 and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

(a) The information required by Item 3.03(a) is included in Item 1.01 and is incorporated herein by reference.

(b) Certain of the terms of the Preferred Stock were previously disclosed in the Company’s Form 8-K filed on June 3, 2009. In addition, the Certificate of Designation provides that, upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of the Preferred Stock shall be entitled to receive for each share of Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to the Company’s stockholders, and after satisfaction of all liabilities and obligations to the Company’s creditors, before any distribution of such assets or proceeds is made to or set aside for the holders of junior stock, including the Company’s Common Stock, an amount equal to the greater of (1) the sum of (A) the liquidation preference per share of the Preferred Stock plus (b) an amount per share equal to accrued but unpaid dividends not previously added to the liquidation preference from and including the immediately preceding dividend payment date to but excluding the date fixed for such liquidation, dissolution or winding up of the Company and (2) the per share amount of all cash and other property to be distributed in respect of the Company’s common stock such holder would have been entitled to had it converted such Preferred Stock (without regard to any limits on conversion) immediately prior to the date fixed for such liquidation, dissolution or winding up of the Company. In addition, as previously disclosed, the Preferred Stock has certain veto rights, which rights, among others, permit the holders of a majority of the shares of Preferred Stock, at any time outstanding, to prohibit the declaration or payment of any dividend or distribution to any series of capital stock ranking equal or junior to the Preferred Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective June 16, 2009, the Company increased the size of its board of directors (the “Board”) to eleven persons, thus creating three vacancies, two of which will be Board members elected by the Series B-1 Preferred and one of which will be a Board member elected by the Series B-2 Preferred.

Effective June 16, 2009, the holders of the Series B-1 Preferred Stock elected Andrew R. Heyer and Beth L. Bronner as members of the Board, and the holders of Series B-2 Preferred Stock elected Michael Serruya as a member of the Board.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The information required by Item 5.03 is included in Item 1.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock.

4.1	Registration Rights Agreement dated June 16, 2009 between Jamba, Inc., the Investors and North Point.

4.2	Form of Warrant issued to North Point Advisors LLC.

4.3	Amendment No. 1 to the Rights Agreement dated June 16, 2009 between Jamba, Inc. and Continental Stock Transfer & Trust Company as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: June 16, 2009	By:	/s/ Michael Fox
	Name:	Michael Fox
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock.

4.1	Registration Rights Agreement dated June 16, 2009 between Jamba, Inc., the Investors and North Point.

4.2	Form of Warrant issued to North Point Advisors LLC.

4.3	Amendment No. 1 to the Rights Agreement dated June 16, 2009 between Jamba, Inc. and Continental Stock Transfer & Trust Company as Rights Agent.